UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2019

HARTMAN vREIT XXI, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-185336	38-3978914
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company x

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. x

Item 1.01 Entry into a Material Definitive Agreement.
On August 2, 2019, Hartman vREIT XXI Operating Partnership L.P. (“vREIT XXI L.P.”), the operating partnership of the Company, entered into an Agreement of Purchase and Sale, with Houston Portfolio, LLC, an unrelated third party, for the acquisition of three multi-tenant office properties located in Houston, Texas.  The aggregate purchase price for the properties is $20,775,000, exclusive of closing costs and transaction fees.  The Company intends to finance the acquisition of the properties with proceeds from its public offering and financing secured by the property.

The anticipated closing date for the acquisition of the properties is September 23, 2019.  The acquisition is subject to customary conditions to closing, including the absence of a material adverse change to the properties prior to the acquisition date.  There is no assurance that the Company will close the acquisition of the properties on the terms described above or at all.

The material items of the agreement described herein are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Agreement of Purchase and Sale, dated August 2, 2019 by and between Houston Portfolio, LLC and Hartman vREIT XXI Operating Partnership L.P.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN vREIT XXI, Operating Partnership L.P.
(Registrant)
Date: August 19, 2019	By:	/s/ Louis T. Fox, III
Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description
10.1	Agreement of Purchase and Sale, dated August 2, 2019 by and between Houston Portfolio, LLC and Hartman vREIT XXI Operating Partnership L.P.